Exhibit 23.2

                          INDEPENDENT AUDITORS' CONSENT




The Board of Directors
Hennessy Advisors, Inc.



We consent to the use of our report dated July 30, 2001, except as to note 1(e) which is dated as of September 21, 2001, included herein and to the references to our firm under the headings "Experts" and "Changes in Accountants" in the prospectus.



                                  /s/ KPMG LLP




San Francisco, California

October 10, 2001